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                                                                 EXHIBIT 23(b)


                      CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement of General Growth Properties, Inc. on Forms S-3 (File Nos. 333-11067, 333-15907, 333-17021, 333-23035, 333-37247,333-37383 and 333-41603) and the Registration
Statement on Forms S-8 (File Nos. 33-79372, 333-07241, 333-11237 and 333-28449)
of our report dated February 28, 1997, on our audit of the consolidated financial statements and financial statement schedule of Westfield America, Inc. and Subsidiaries formerly CenterMark Properties Inc. as of December 31, 1996 and for the year then ended, which report is included in this Annual Report on Form 10-K/A.




                                        Ernst & Young L.L.P.



Los Angeles, California
January 12, 1998